Exhibit 99.1

UNITED CONTINENTAL HOLDINGS REPORTS JUNE 2011

OPERATIONAL PERFORMANCE FOR UNITED AND CONTINENTAL

CHICAGO, July 8, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today reported June 2011 operational results for United Air Lines, Inc. and Continental Airlines, Inc.

United and Continental’s combined consolidated traffic (revenue passenger miles) in June 2011 decreased 0.9 percent versus pro forma June 2010 results on a consolidated capacity (available seat miles) increase of 0.6 percent. The carriers’ combined consolidated load factor in June 2011 was down 1.3 points compared to the pro forma results from the same period last year.

United and Continental’s June 2011 combined consolidated and mainline passenger revenue per available seat mile (PRASM) each increased an estimated 4.0 to 5.0 percent compared to the pro forma results from June 2010.

June year-over-year PRASM growth was reduced due to the impact of the company’s trans-Atlantic joint-venture revenue-sharing agreement, which is accounted for as Passenger Revenue. The second quarter impact of this agreement is booked entirely in June. While the agreement was executed in the fourth quarter of 2010, revenue-sharing aspects of the joint venture are retroactive to Jan. 1, 2010, and activity related to revenue-sharing obligations in the first nine months of 2010 was recorded as Other Operating Expense in the fourth quarter of 2010. Therefore, revenue results for the first three quarters of 2010 do not reflect the negative impact of the joint-venture obligation. In addition to the joint-venture impact, June 2010 revenue results also included an accounting adjustment related to interline billings that increased the company’s June 2010 year-over-year PRASM growth by approximately 2 percentage points.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate an average of 5,820 flights a day to 373 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers 21,000 daily flights to 1,160 airports in 181 countries. United and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to

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UAL REPORTS JUNE 2011 OPERATIONAL PERFORMANCE/Page 2

UnitedContinentalHoldings.com. For more information about the airlines, see united.com and continental.com or follow on Twitter and Facebook.

UCH Preliminary Operational Results

	June				Year-to-Date
	2011	2010 Pro Forma	Change		2011	2010 Pro Forma	Change
REVENUE PASSENGER MILES (000)
Domestic	8,863,199	8,940,885	(0.9)%		46,353,427	47,317,701	(2.0)%

International	7,973,308	8,071,983	(1.2)%		42,397,490	41,841,320	1.3%
Atlantic	3,836,225	3,914,752	(2.0)%		18,897,780	18,450,881	2.4%
Pacific	2,780,130	2,836,400	(2.0)%		15,110,802	15,289,545	(1.2)%
Latin America	1,356,953	1,320,831	2.7%		8,388,908	8,100,894	3.6%

Mainline	16,836,507	17,012,868	(1.0)%		88,750,917	89,159,021	(0.5)%
Regional	2,375,306	2,378,451	(0.1)%		12,458,291	12,589,480	(1.0)%
Consolidated	19,211,813	19,391,319	(0.9)%		101,209,208	101,748,501	(0.5)%

AVAILABLE SEAT MILES (000)
Domestic	10,022,779	10,070,071	(0.5)%		55,135,294	56,216,320	(1.9)%

International	9,351,877	9,229,209	1.3%		53,723,216	51,278,533	4.8%
Atlantic	4,426,256	4,393,296	0.8%		24,381,347	22,778,384	7.0%
Pacific	3,221,438	3,209,693	0.4%		18,552,543	18,387,862	0.9%
Latin America	1,704,183	1,626,220	4.8%		10,789,326	10,112,287	6.7%

Mainline	19,374,656	19,299,280	0.4%		108,858,510	107,494,853	1.3%
Regional	2,927,917	2,879,401	1.7%		16,319,976	16,181,690	0.9%
Consolidated	22,302,573	22,178,681	0.6%		125,178,486	123,676,543	1.2%

PASSENGER LOAD FACTOR
Domestic	88.4%	88.8%	(0.4	)pts	84.1%	84.2%	(0.1	)pt

International	85.3%	87.5%	(2.2	)pts	78.9%	81.6%	(2.7	)pts
Atlantic	86.7%	89.1%	(2.4	)pts	77.5%	81.0%	(3.5	)pts
Pacific	86.3%	88.4%	(2.1	)pts	81.4%	83.2%	(1.8	)pts
Latin America	79.6%	81.2%	(1.6	)pts	77.8%	80.1%	(2.3	)pts

Mainline	86.9%	88.2%	(1.3	)pts	81.5%	82.9%	(1.4	)pts
Regional	81.1%	82.6%	(1.5	)pts	76.3%	77.8%	(1.5	)pts
Consolidated	86.1%	87.4%	(1.3	)pts	80.9%	82.3%	(1.4	)pts

ONBOARD PASSENGERS
Mainline	8,836	9,006	(1.9)%		47,527	48,635	(2.3)%
Regional	4,173	4,183	(0.2)%		22,062	22,398	(1.5)%
Consolidated	13,009	13,189	(1.4)%		69,589	71,033	(2.0)%

CARGO REVENUE TON MILES (000)
Total	215,430	259,235	(16.9)%		1,369,399	1,517,981	(9.8)%

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Preliminary Financial Results

May 2011 year-over-year consolidated PRASM change	14.9%
May 2011 year-over-year mainline PRASM change	14.8%
June 2011 estimated year-over-year consolidated PRASM change	4.0 – 5.0%
June 2011 estimated year-over-year mainline PRASM change	4.0 – 5.0%
June 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.13	Dollars
Second Quarter 2011 estimated consolidated average price per gallon of fuel, including fuel taxes	3.10	Dollars

Preliminary June Operational Results for United and Continental

United Airlines	2011	2010	Change
On-Time Performance[1]	74.6%	79.5%	(4.9	) pts
Completion Factor[2]	98.1%	98.7%	(0.6	) pts

Continental Airlines	2011	2010	Change
On-Time Performance[1]	74.8%	80.8%	(6.0	)pts
Completion Factor[2]	99.8%	99.9%	(0.1	)pts

[1]	Based on domestic mainline scheduled flights arriving within 14 minutes of scheduled arrival time, according to data published in the DOT Air Travel Consumer Report.
[2]	Mainline Completion Percentage

Safe Harbor Statement

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of our Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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